EXHIBIT B

Consent of Independent Auditors

The Board of Directors

Nordic Investment Bank

We consent to the reference to our firm under the caption “Experts” in this Amendment no. 1 to the Registration Statement (Schedule B) and related Prospectus of Nordic Investment Bank for the registration of debt securities and/or warrants and to the incorporation by reference therein of our reports dated March 8, 2013, March 7, 2014 and March 6, 2015 with respect to the financial statements of Nordic Investment Bank for the years ended December 31, 2012, 2013 and 2014, which reports appear as exhibits to Nordic Investment Bank’s Annual Reports on Form 18-K/A for the years ended December 31, 2011, 2012 and 2013, filed with the Securities and Exchange Commission, and are incorporated by reference in Nordic Investment Bank’s Annual Reports on Form 18-K for the years ended December 31, 2012, 2013 and 2014, filed with the Securities and Exchange Commission.

/s/ Sixten Nyman	/s/ Hans Åkervall

Sixten Nyman Authorized Public Accountant KPMG Oy Ab Helsinki, Finland	Hans Åkervall Authorized Public Accountant KPMG AB Stockholm, Sweden

June 15, 2015